EXHIBIT 99.1

Six Flags Provides Game Plan for 2007

Park Sale Process Continues; Company States That If Sold, Parks Will Continue To Operate As Ongoing Concerns

      NEW YORK, Dec. 12 -- On a call this morning with investors and analysts, Six Flags, Inc. [NYSE: SIX] President and CEO Mark Shapiro discussed new Corporate Alliances and revealed new entertainment and marketing initiatives for the Company's parks in 2007. These include:

      * Thomas & Friends(TM): -- In an agreement with HIT Entertainment, a leading provider of quality preschool entertainment, Six Flags will build special Thomas & Friends playlands in several Six Flags parks in 2007. The themed areas will include attractions and rides featuring Thomas the Tank Engine and other friends from the Island of Sodor. In addition, Sir Topham Hatt, Controller of the Railway, will be available daily for meet & greets and photo opportunities. This deal marks the first of its kind for Thomas & Friends with a US amusement park.

      * The Wiggles. In an agreement with world-leading children's entertainers The Wiggles, Six Flags will build unique "Wiggles World"-themed areas in its US branded parks over the next five years. Six Flags parks will be the exclusive North American destinations to find "Wiggles Worlds," three of which will debut at Six Flags for the 2007 season, including one at Six Flags Great Adventure in Jackson, NJ. These areas will include Wiggles-themed rides; a stage show performed by Dorothy and Friends with multiple daily performances; play areas; monitors for showing Wiggles video clips and songs; a Yummy Yummy Cafe; and kiosks to sell Wiggles merchandise. The Wiggles will also market Six Flags during their annual North American tour.

      * Tony Hawk. Expanding on the company's successful relationship with skateboard legend Tony Hawk, Six Flags will introduce two Tony Hawk- themed family spinning coasters in 2007. The rides will be designed as full extreme sports experiences and Tony Hawk merchandise will be available at the ride exit. The agreement calls for additional Tony Hawk rides at more Six Flags parks over the next several years. Hawk is one of the top ten most recognizable athletes in the world among 12-to-24-year-olds and has created one of the best-selling award-winning video game franchises of all time with over $1 billion in sales. He also has his own clothing line and next year will release an animated movie.

      * mtvU. MTV's 24-hour college network, broadcast to more than 7 million students at over 750 institutions nationwide, will bring emerging artists bubbling up on the college music scene to five Six Flags parks for mtvU-branded concerts during Summer 2007. The concerts will feature two to three bands per show, which will include a headlining act and the area's best local college act. mtvU also will put its marketing resources behind these concerts, which will be in addition to Six Flags' previously announced weekly Summer Concert Series.

      * Cold Stone Creamery. Cold Stone Creamery, known for serving the highest quality, most creative ice cream experience, will become a Six Flags Corporate Alliance partner. Under this multi-year agreement, Six Flags will open and operate Cold Stone Creamery locations in its branded parks; issue in-store promotional offers at Cold Stone Creamery stores around the country; and a Cold Stone Creamery ice cream flavor will be named for Six Flags and offered at stores nationwide.

      * Heinz. Heinz, the most global U.S.-based food company with a world-class portfolio of powerful consumer brands, will become a Six Flags Corporate Alliance partner. Through a new multi-year agreement, Heinz will become the 'Official Ketchup of Six Flags Theme Parks,' and receive branding in the parks. Six Flags will use Heinz Ketchup and other condiments at park restaurant locations and the companies will collaborate on a number of co-branded marketing promotions, including peel-away labels on Heinz Ketchup bottles where consumers can win prizes by going online to www.sixflags.com.

      * Holiday in the Park. The Company will add its popular Holiday in the Park experience, where parks feature holiday and winter themed shows and events during December, to two new parks next year, Six Flags Fiesta Texas in San Antonio and Six Flags Marine World in Vallejo, CA.

      * Expanded Dining Experiences. Six Flags will continue to diversify the park dining experience, adding Panda Express and Greek cuisine from Ted's Coney Island to its food lineup in several parks.

      "This will be the first year we're able to put our 'family-friendly' stamp on a full Six Flags season, from preparation to execution. Our plans to diversify the family entertainment experience are well underway and that strategy will permeate the entire company," said Six Flags President and CEO Mark Shapiro.

      "These new programs and others in development will build on the improved guest experience which is changing the way people think of Six Flags. I am optimistic all our initiatives will coalesce in 2007, making the Six Flags brand synonymous with an entertainment experience that delivers for the entire family."

      Beyond the national deals, individual Six Flags parks are also planning to launch a variety of entertainment and celebratory offerings for the upcoming year, including:

      * Six Flags Over Texas. Six Flags Over Texas has announced that it will join with Cirque Productions to launch an original stage show, Cirque Dreams Coobrila, an acrobatic extravaganza.

      * La Ronde. La Ronde, the Company's Montreal-based park, will be celebrating its 40th Anniversary in 2007 with 40 events over 40 days.

      * Six Flags Over Georgia. Six Flags over Georgia will mark its 40th Birthday this year, and is planning a variety of activities focused around the history of the park.

      * Six Flags Kentucky Kingdom. Six Flags Kentucky Kingdom announced that 2007 will mark the largest expansion in its history, a re-launch of its popular waterpark, with a new water ride featuring cutting-edge technology that will be the first of its kind in North America.

      * The Great Escape. The Great Escape in Lake George, NY announced a new Tornado water ride for 2007. As a special offering for the park's biggest fans, only Six Flags 2007 Season Passholders will be able to ride the Tornado on weekdays from May 28 until the park's full-time season begins on June 22, 2007.

      * Six Flags Great America. Operation SpyGirl, a new original live action adventure show created and produced exclusively for Six Flags by the creator of the Emmy- and Golden Globe Award-winning dramatic series "24," will launch at Six Flags Great America in Gurnee, IL.

      The Company also reiterated that it would reach a decision on potential asset sales by the end of the year and added that if the parks are sold it will be strictly as ongoing concerns.

      "Whether we continue to own these parks or sell them, all nine parks under consideration will be open for business in 2007 and beyond," said Shapiro. "In fact, to reward loyal customers of Magic Mountain in California, we're announcing that each season pass purchased by the end of February will come with a free kids season pass."

      In addition, Shapiro announced that single-day main gate ticket prices for all Six Flags parks will not be increased for 2007.

      Six Flags, Inc. is the world's largest regional theme park company. Founded in 1961, Six Flags is celebrating its 45th Anniversary in 2006. Six Flags, Inc. is a publicly-traded corporation (NYSE: SIX - News) headquartered in New York City.

      Forward Looking Statements:

      The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the caption "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2005, which is available free of charge on Six Flags' website http://www.sixflags.com.